Exhibit 10.14

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) A TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAD BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

CONFIDENTIAL SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This CONFIDENTIAL SETTLEMENT AND MUTUAL RELEASE AGREEMENT (this “Agreement”) is made as of December 12, 2017 (the “Effective Date”) by and among Toshiba Corporation (“TSB”), Toshiba Memory Corporation (“TMC”), Western Digital Corporation (“WD”), SanDisk LLC, SanDisk (Cayman) Limited (“SanDisk Cayman”), SanDisk (Ireland) Limited (“SanDisk Ireland”), SanDisk Flash B.V. (“SanDisk Flash,” and together with SanDisk LLC, SanDisk Cayman, and SanDisk Ireland, “SanDisk”). TSB, TMC, WD, SanDisk LLC, SanDisk Cayman, SanDisk Ireland and SanDisk Flash, shall each be referred to, individually, as a “Party” and, collectively, as the “Parties.” Certain capitalized terms used herein are defined herein and in Exhibit A of this Agreement.

RECITALS:

WHEREAS, between 2004 and 2011, TSB and SanDisk Corporation (which has since become SanDisk LLC), SanDisk Cayman, SanDisk Ireland, and SanDisk Flash formed the following three joint venture companies: Flash Partners, Ltd., (“FPL”), Flash Alliance, Ltd., (“FAL”), and Flash Forward, Ltd., (“FFL” and together with FPL and FAL, the “JVs”);

WHEREAS, TSB, SanDisk and the JVs, as applicable, entered into various agreements (the “Existing Agreements”) set forth in Exhibit B hereto;

WHEREAS, TSB and TMC claim that, effective on or about April 1, 2017, TSB transferred substantially all of the assets, rights and obligations of its memory business (the “Memory Business”), and its JV Shares, to TMC (such transfer is referenced herein as the “TMC Transfer”);

WHEREAS, TSB engaged in an auction process soliciting bids for a sale of all or a part of TMC, which process ended on September 28, 2017 (the “Auction”);

WHEREAS, TSB and TMC claim that, on or about June 3, 2017, TMC transferred the JV Shares which it had acquired via the TMC Transfer back to TSB (such transfer is referenced herein as the “TSB Transfer”);

WHEREAS, WD and SanDisk claim that, on or about June 28, 2017, TSB and TMC (i) restricted WD and certain of its Subsidiaries, including Western Digital Technologies, Inc., (and its or their employees) from accessing facilities, databases, and information relating to the JVs, and (ii) refused to ship engineering wafers and samples to locations designated by SanDisk, including in Milpitas, California (such restrictions, the “Access Restrictions”);

WHEREAS, on or about August 3, 2017, TMC decided and announced that it will unilaterally invest in manufacturing equipment for the Fab 6 cleanroom at Yokkaichi (the “Fab 6 Unilateral Investment”);

WHEREAS, on September 28, 2017, TSB entered into the Share Purchase Agreement (the “SPA”) with K.K. Pangea (“Pangea”), a Japanese company that will be owned as of the closing of the TMC Sale by certain members of the Bain Consortium, for the sale of all of the shares of TMC, which sale is expected to be consummated by March 31, 2018 (such sale, together with the other transactions contemplated by and on the terms set forth in the SPA and related agreements and instruments, the “TMC Sale”);

WHEREAS, following consummation of the TMC Sale, Pangea and TMC may merge (the “TMC Merger”);

WHEREAS, SanDisk has objected to the TMC Transfer, the Auction, the TMC Sale, and the Fab 6 Unilateral Investment;

WHEREAS, the Parties have commenced the litigation and arbitration proceedings set forth on Exhibit C (together with any motion for a temporary restraining order, preliminary injunction, or other form of injunctive relief, pending or existing, between or among any of the parties to the cases identified in Exhibit C, individually and collectively, the “Proceedings”);

WHEREAS, the Parties have agreed to settle the Proceedings; and

NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein and in the Transaction Documents (as defined below), and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Withdrawal and Dismissal of the Proceedings. Within three (3) Business Days after the Effective Date, each Party shall (a) withdraw and seek dismissal of the Proceedings and all claims asserted therein and (b) cooperate in the preparation and filing of appropriate pleadings in the forms attached as Exhibit D to effectuate the withdrawal and dismissal of the Proceedings with prejudice and without costs, with each Party to bear its own attorneys’ fees.

2. Releases and Covenants Not to Sue.

2.1 WD and SanDisk Release. WD and SanDisk, in each case on behalf of itself and its Affiliates, and its and their respective successors, predecessors, assignees, officers, directors, shareholders, employees, representatives and agents (the “WD Releasors”) each hereby releases and forever discharges each of TSB, TMC, their respective Affiliates, and its and their respective successors, assignees, predecessors, officers, directors, shareholders, employees, representatives, attorneys and agents, but, in each case, excluding Bain Capital, any Bain Consortium Member, any Auction Participant and any bank or financial institution (the “TSB Releasees”), from all Claims (i) relating to, arising out of, or in connection with the TMC Transfer, the TSB Transfer, the Auction (including TSB’s and TMC’s disclosure of confidential information regarding the Memory Business to bidders in the Auction, or their attorneys or consortium partners, for due diligence purposes), acts, omissions, attempts, or efforts to sell or dispose of any or all shares of or interest in TMC, the Access Restrictions, the Fab 6 Unilateral Investment or the TMC Sale, (ii) that were or could have been asserted in the Proceedings, and/or (iii) that were asserted or threatened to be asserted in any of the correspondence set forth in Schedule 2.1. WD and SanDisk, in each case on behalf of itself and the other WD Releasors, covenants not to (and to cause its respective Affiliates, and its and their respective successors, predecessors, assignees, officers, directors, shareholders (in their capacity as such), employees, representatives and agents, not to) sue or assert any Claims released in this Section 2.1 against the TSB Releasees in any forum.

2.2 Covenant Not To Sue.

(a) Subject to Section 2.2(c), WD and SanDisk, in each case on behalf of itself and the other WD Releasors, each covenants not to sue or assert any Claims (whether known or unknown) in any forum against any Bain Consortium Member, any Auction Participant, or any bank or other financial institution relating to, arising out of, or in connection with (i) the TMC Transfer, the TSB Transfer, the Auction (including any receipt of confidential information regarding the Memory Business or the JV Shares for due diligence purposes provided such receipt was covered by a confidentiality obligation), acts, omissions, attempts, or efforts to acquire any or all shares of or interest in TMC, or the TMC Sale, the Access Restrictions, or the Fab 6 Unilateral Investment, and/or (ii) any Claims that were asserted or threatened to be asserted in any correspondence regarding or relating to Toshiba, TMC or the Memory Business, sent by or on behalf of WD, SanDisk, or any of their respective Affiliates, in each case to the extent based on any activities, communications or other matters occurring from January 1, 2017 to the Effective Date.

(b) Subject to Section 2.2(c), WD and SanDisk, in each case on behalf of itself and the other WD Releasors, each covenants not to sue or assert any Claims (whether known or unknown) in any forum against any Bain Consortium Member, any Auction Participant or any bank or other financial institution relating to or arising out of or in connection with ordinary course activities occurring after the Effective Date until the earlier of the closing of the TMC Sale and the termination of the SPA and that are reasonable to effect any matter within the scope of the consents set forth in Section 3, including without limitation the TMC Sale; provided that, for the avoidance of doubt, the covenant set forth in this Section 2.2(b) does not apply to Claims brought against a Bain Consortium Member, any Auction Participant, or any bank or other financial institution, for any acts, omissions, attempts, or efforts thereof, after the Effective Date until the earlier of the closing of the TMC Sale and the termination of the SPA, that constitutes or results in disclosure in breach of an Existing Agreement, or misappropriation by any third party, including any Bain Consortium Member, any Auction Participant or any bank or other financial institution, of trade secrets or other non-public Intellectual Property owned or rightfully possessed by SanDisk or its Affiliates. For the avoidance of doubt, the covenant not to sue herein shall continue in effect after the closing of the TMC Sale or the termination of the SPA but shall not apply with respect to any acts, omissions, attempts, or efforts after the earlier of the closing of the TMC Sale and the termination of the SPA.

(c) Notwithstanding anything to the contrary herein, the preceding covenants not to sue or assert shall not apply and shall be of no force and effect as to any Bain Consortium Member, any Auction Participant or any bank or other financial institution if such Bain Consortium Member, Auction Participant, or bank or other financial institution (or any Person to whom such Bain Consortium Member, Auction Participant, or bank or other financial institution has assigned any of the following Claims) sues or asserts any Claim (whether known or unknown) in any forum against any WD Releasor relating to, arising out of, or in connection with (i) the TMC Transfer, the TSB Transfer, the Auction, the TMC Sale, the Access Restrictions, or the Fab 6 Unilateral Investment and/or (ii) any Claims that were asserted or threatened to be asserted in any correspondence regarding or relating to Toshiba, TMC or the Memory Business, sent by or on behalf of WD, SanDisk, or any of their respective Affiliates, in each case to the extent based on any activities, communications or other matters occurring prior to the Effective Date, subject, however, to Section 2.2(f) of this Agreement.

(d) WD and SanDisk, in each case on behalf of itself and the other WD Releasors, shall each execute a mutual release in the form set forth in Exhibit E (with no substantive changes) with any Bain Consortium Member or bank or other financial institution that elects to enter into such mutual release by delivering an executed counterpart not later than the forty-fifth (45th) day after the Effective Date. Each such mutual release shall, upon execution in full, supersede this Section 2.2 with respect to such Bain Consortium Member or such bank or other financial institution, as the case may be.

(e) Any Bain Consortium Member, Auction Participant or bank or other financial institution referenced in Section 2.2 shall be a third party beneficiary under this Agreement, but solely with respect to this Section 2.2 and not any other provision hereunder, and shall be entitled to enforce this Section 2.2 in its entirety in accordance with its terms.

(f) For the avoidance of doubt, none of the foregoing provisions of this Section 2.2 shall apply with respect to any Claim brought to enforce the terms of this Section 2.2.

2.3 TSB and TMC Release. TSB and TMC, in each case on behalf of itself and its Affiliates, and its and their respective successors, predecessors, assignees, officers, directors, shareholders, employees, representatives and agents (the “TSB Releasors”) each hereby releases and forever discharges each of WD, SanDisk, their respective Affiliates, and its and their respective successors, assignees, predecessors, officers, directors, shareholders, employees, representatives, attorneys and agents (the “WD Releasees”), from all Claims (i) relating to, arising out of, or in connection with the TMC Transfer, the TSB Transfer, the Auction, acts, omissions, attempts, or efforts to acquire any or all shares of or interest in TMC, the Access Restrictions, the Fab 6 Unilateral Investment or the TMC Sale, (ii) that were or could have been asserted in the Proceedings and/or (iii) that were asserted or threatened to be asserted in any of the correspondence in Schedule 2.1. TSB and TMC, in each case on behalf of itself and the other TSB Releasors, covenants not to (and to cause its respective Affiliates, and its and their respective successors, predecessors, assignees, officers, directors, shareholders (in their capacity as such), employees, representatives and agents, not to) sue or assert any Claims released in this Section 2.3 against the WD Releasees in any forum.

2.4 Concurrent Releases with Bain Capital. Concurrent with this Agreement, WD and SanDisk, in each case on behalf of itself and the other WD Releasors, shall each execute the Confidential Settlement and Mutual Release Agreement in the form set forth in Exhibit F (the “Bain Settlement Agreement”) with Bain Capital Private Equity, L.P.; BCPE Pangea Cayman, L.P.; BCPE Pangea Cayman2, Ltd.; Bain Capital Fund XII, L.P.; Bain Capital Asia Fund III, L.P.; and Pangea (together, “Bain Capital”), the execution of which shall be a condition precedent to the effectiveness of this Agreement. Bain Capital shall be a third party beneficiary under this Section 2.4 and shall be entitled to enforce this Section 2.4 in its entirety in accordance with its terms.

2.5 Effect of Dismissals and Releases. The Parties intend that the withdrawals and dismissals contemplated by Section 1, together with the releases contemplated by Sections 2.1 and 2.3, will effect, without limitation, a dismissal and release with prejudice of all Proceedings (including counterclaims)

pending or threatened between any WD Releasor (as defined above) and any TSB Releasee (as defined above), or between any TSB Releasor (as defined above) and any WD Releasee (as defined above).

2.6 Waiver. Each of WD and SanDisk, on behalf of itself and the other WD Releasors, and each of TSB and TMC, on behalf of itself and the other TSB Releasors, hereby irrevocably and forever waives all rights it may have arising under California Civil Code Section 1542, or any analogous requirement of Law, with respect to the Proceedings and the releases set forth in Sections 2.1 and 2.3. In addition, each of WD and SanDisk, on behalf of itself and the other WD Releasors, and each of TSB and TMC, on behalf of itself and the other TSB Releasors, hereby confirm that they understand that Section 1542 provides that the releases contemplated by Sections 2.1 and 2.3 are intended to and do operate as full and final releases of all claims within the scope of the releases, including all unknown, unsuspected, or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, and specifically and expressly waives and releases all rights under the provisions of Section 1542 and any like or similar statute or common law doctrine in any jurisdiction. Each of WD and SanDisk, on behalf of itself and the other WD Releasors, and each of TSB and TMC, on behalf of itself and the other TSB Releasors, hereby confirms that it understands that Section 1542 provides that:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each Party acknowledges that it has been fully informed by its counsel concerning the effect and import of this Agreement under California Civil Code Section 1542 and other analogous requirements of Law. Each Party acknowledges that the releases in Sections 2.1 and 2.3 are intended to include in their respective effects, without limitation, claims which they do not know of or suspect exist in their favor and that such releases extinguishes all claims within the scope of the releases. The Parties acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the releases set forth in Sections 2.1 and 2.3, but that they intend to, and do hereby, fully, finally and forever settle, release and discharge all Proceedings, and all Claims within the scope of such releases, without regard to the subsequent discovery or existence of different or additional facts.

2.7 No Admission. This Agreement is entered into in order to compromise and settle disputed Claims, without any acquiescence, acknowledgement, or agreement by any Party as to the merit of any Claims or defenses. Neither this Agreement nor any part thereof shall be, or be used as, an admission by anyone, at any time, for any purpose. In addition, without limitation or modification of the provisions set forth in Sections 3.2(a) and 3.2(b) hereof, the inclusion in this Agreement of any consent or approval, or of any requirement to provide consent or approval, by any Party shall not be, or be used as, an admission by anyone that any such consent or approval is required under any Existing Agreement or otherwise.

2.8 Attorneys’ Fees and Costs. Each Party shall be responsible for its own costs and attorneys’ fees, if any, in connection with this Agreement, including, without limitation, in connection with preparing and filing the dismissals set forth in Section 1.

3. Consents.

3.1 WD and SanDisk Consents.

(a) Subject to Sections 3.2(a) and 3.2(b), WD and SanDisk each hereby irrevocably consents to, and shall cause its Subsidiaries to irrevocably consent to:

(i) the Transfer of TSB’s JV Rights to TMC,

(ii) for the avoidance of doubt and without imposing or implying any additional obligations under any Existing Agreement or any Transaction Document, any future issuances of Equity Interests in TSB, TMC or Pangea or any entity Controlling TMC or Pangea, including in an initial public offering of TMC or Pangea or such Controlling entity on a Qualified Exchange, and any subsequent primary or secondary offering and secondary trading of such Equity Interests in TSB, TMC or Pangea or such Controlling entity,

(iii) any subsequent Change of Control of TMC or Pangea in accordance with Section 3.7, including for purposes of Sections 4.1(a)(ix) and 9.1(a) of each Operating Agreement and Section 5.1(b) of each Master Agreement,

(iv) any Transfer of Equity Interests in TMC or Pangea (or any entity Controlling TMC or Pangea) to any Person, including to members of the Bain Consortium, by TSB or any subsequent transferee of such Equity Interests,

(v) the TMC Sale,

(vi) the TMC Merger,

(vii) the assignment or Transfer to TMC by TSB (or any of its Affiliates) of the Existing Agreements,

(viii) the assignment or Transfer to TMC by TSB of any Intellectual Property owned by TSB (whether solely or jointly) pursuant to any Existing Agreement or the Undertaking and/or any rights and licenses under any Intellectual Property set forth in any Existing Agreement or the Undertaking,

(ix) notwithstanding anything in this Section 3.1 to the contrary, at any time other than the Lien Restricted Period (as defined below), the granting of any first priority Lien to a third party senior lender to secure indebtedness covering or securing (a) any assets of TSB (other than JV Shares), (b) any Equity Interests in or any assets of TMC or any of its Subsidiaries (other than JV Shares), regardless of whether TMC or such Subsidiaries owns any JV Shares or is a party to any Existing Agreement and (c) solely in connection with a pledge of a material portion of those assets of TMC and its Subsidiaries that are not Collaboration Assets, if any, the JV Shares; provided, that no such lender may enforce any Lien securing such indebtedness that would result in a direct or indirect Transfer of JV Shares unless, after giving effect to such enforcement action, a single Person, together with such Person’s Subsidiaries, holds or owns all Collaboration Assets held or owned by TMC and its Subsidiaries, as of immediately prior to such enforcement; provided further, that no such Lien may be granted on or with respect to JV Rights (other than the JV Shares (pursuant to this Section 3.1(a)(ix)) held by TMC or its Subsidiaries) or the assets, property or rights of the JVs, and

(x) during the period beginning on the Effective Date and ending on the earlier of (x) the termination of the SPA, (y) repayment or refinancing in full of all Pangea Financing Arrangements, and (z) the termination of all Pangea Financing Arrangements prior to any drawdown thereof (the “Lien Restricted Period”), the granting of any first priority Lien to a third party senior lender to secure indebtedness that is a Pangea Financing Arrangement covering or securing (a) any Equity Interests in or assets of Pangea, TMC or any of their respective Subsidiaries (in each case, other than the JV Shares), regardless of whether Pangea, TMC or any of their respective Subsidiaries owns any JV Shares or is a party to any Existing Agreement and (b) JV Shares held directly or indirectly by TMC or its Subsidiaries; provided, that, in connection with the TMC Sale, consent under this Section 3.1(a)(x)(b) shall not be deemed given unless and until Bain Capital provides WD with written notice that it is satisfied, in Bain Capital’s sole discretion, with the terms of the senior financing being provided to finance the TMC Sale, and provided further, that no such Lien may be granted on or with respect to JV Rights (other than the JV Shares (pursuant to this Section 3.1(a)(x)) held by TMC or its Subsidiaries) or the assets, property or rights of the JVs. Bain Capital shall be a third party beneficiary under this Section 3.1(a)(x) and shall be entitled to enforce this Section 3.1(a)(x) in its entirety in accordance with its terms.

(b) For clarity, (i) subject to Sections 3.2(a) and 3.2(b), the consents set forth in Section 3.1(a) satisfy any requirement to obtain the consent of SanDisk or any of its Affiliates pursuant to any Existing Agreement with respect to the matters set forth in Section 3.1(a) and (ii) the consents set forth in Section 3.1(a), subject to Sections 3.2(a) and 3.2(b), with respect to a Transfer or issuance of Equity Interests in TMC, Pangea or any entity Controlling TMC or Pangea shall include consent with respect to any resulting indirect Transfer of TMC’s JV Rights.

3.2 Transfer Restrictions. Notwithstanding anything to the contrary in Section 3.1(a), solely during the Initial Restricted Period and any Subsequent Restricted Period, but not during any other period:

(a) WD’s separate prior written consent shall be required for each of the following unless and until there is a closing of a WD Competitor CoC:

(i) any issuance or granting by TMC, Pangea or an Investment Vehicle of Equity Interests in, or the power to direct the voting or Control of, TMC, Pangea or any of their respective Subsidiaries, in either case to a Competitor, other than (A) an issuance of passive Equity Interests (including limited partnership economic rights) in an Investment Vehicle, or Equity Interests in TMC or Pangea to [***] with the proceeds of any such issuance ultimately being used solely in the business or operations of TMC (following a bona fide good faith determination by the board of directors of Pangea that such issuance helps to satisfy TMC’s liquidity needs and is otherwise in the best interests of TMC as compared to other sources of financing reasonably available to TMC or Pangea); provided, that, after giving effect to any such issuance, [***] does not (y) hold or own, directly or indirectly, (other than through a passive investment in an Investment Vehicle) Equity Interests in TMC or Pangea in excess of an amount equal to [***] of, plus an amount equal to the [***] of, the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis or (z) hold or own, directly or indirectly, or have the right to acquire, any voting or Control rights in, TMC, Pangea or any of their respective Subsidiaries in excess of an amount equal to [***] of, plus an amount equal to the [***] of, the total voting rights in TMC or Pangea on an as-converted basis, (B) an issuance of Equity Interests in TMC, Pangea or any Investment Vehicle or any of their respective Subsidiaries to TSB or any of its wholly-owned Subsidiaries, in each case, acting solely for its own account and not on behalf of, or for the account of, any other Competitor, with the proceeds of any such issuance ultimately being used solely in the business or operations of TMC; provided that none of TSB nor its Affiliates has any agreement providing any Competitor with the right to vote or acquire such Equity Interests; provided, further that, after giving effect to any such issuance, TSB and its Affiliates collectively do not hold or own, or have the right to acquire, Equity Interests or voting rights in TMC or Pangea in an amount that would constitute, or result in, a Change of Control of TMC, Pangea or any of their respective Subsidiaries or (C) following the third (3rd) anniversary of the closing of the TMC Sale (in the case of the Initial Restricted Period) or a Subsequent Bain Transaction (in the case of a Subsequent Restricted Period), an issuance of Equity Interests in TMC or Pangea, to [***] or any of its Affiliates in amount up to [***], in the aggregate, of the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis solely in connection and simultaneous with a bona fide primary sale of Equity Interests in TMC or Pangea to multiple purchasers in addition to [***] or its Affiliates, with the proceeds of any such issuance ultimately being used solely in the business or operations of TMC (following a bona fide good faith determination by the board of directors of Pangea that such issuance helps to satisfy TMC’s liquidity needs and is otherwise in the best interests of TMC as compared to other sources of financing reasonably available to TMC or Pangea);

(ii) any repurchase of direct or indirect Equity Interests by TMC or Pangea, or any recapitalization or similar transaction involving a member of the TMC Group, to the extent that any such repurchase, recapitalization or similar transaction, together with all previous repurchases, recapitalizations, or similar transactions, would result in [***] (y) holding or owning, directly or indirectly, (other than through a passive investment in an Investment Vehicle) Equity Interests in TMC, Pangea or any of their respective Subsidiaries, other than Equity Interests in TMC or Pangea not in excess of an amount equal to [***] of, plus an amount equal to the [***] of, the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis or (z) holding or owning, directly or indirectly, or having the right to acquire, any voting rights in TMC or any of its Subsidiaries, other than voting rights in TMC or Pangea not in excess of an amount equal to [***] of, plus an amount equal to the [***] of, the total voting rights in TMC or Pangea on an as-converted basis, in each case, unless [***] holds or owns, directly or indirectly, or has the right to acquire, voting rights or Equity Interests in TMC or Pangea in an amount in excess of such threshold at the time of the repurchase, recapitalization or similar transaction, in which case such transaction shall not be permitted unless it does not result in any increase in the percentage of voting rights or Equity Interests of [***] and its Affiliates collectively in TMC or Pangea, as applicable; or

(iii) any Transfer by TSB, Bain Capital or any of their respective Affiliates, or any consent by TSB, Bain Capital or any of their respective Affiliates, to the Transfer (whether by amendment, waiver, consent, modification or other action, with respect to or under the Pangea

Shareholders Agreement (or any shareholder agreement in respect of a Subsequent Bain Transaction), the governance documents of any Bain Capital entity, or otherwise), by any other Person of, any Equity Interests or voting rights in TMC, Pangea or any of their respective Subsidiaries to a Competitor, other than (A) a Transfer by Bain Capital of Equity Interests or voting rights in Pangea or TMC to [***] only to the extent such Transfer is made simultaneously with (1) a bona fide primary sale of securities by TMC or Pangea to [***] permitted under Section 3.2(a)(i), as determined by the board of directors of Pangea in good faith, or (2) the initial public offering of TMC, Pangea or any entity Controlling TMC or Pangea; provided that (y) in no event may Bain Capital Transfer to [***] pursuant to this Section 3.2(a)(iii) Equity Interests or voting rights that exceed [***] of the Equity Interests or voting rights in TMC or Pangea, as applicable, in the aggregate (taken together with all Transfers by Bain Capital to [***]); and (z) after giving effect to any such primary sale and Transfer, [***] does not (1) hold or own, directly or indirectly, (other than through a passive investment in an Investment Vehicle) Equity Interests in TMC or Pangea in excess of an amount equal to [***] (in the case of a Transfer to [***] pursuant to Section 3.2(a)(iii)(A)(1)) of, and [***] (in the case of a Transfer to [***] pursuant to Section 3.2(a)(iii)(A)(2)) of, in either case, plus an amount equal to the [***] of, the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis or (2) hold or own, directly or indirectly, or have the right to acquire, any voting or Control rights in TMC or any of its Subsidiaries in excess of an amount equal to [***] of, plus an amount equal to the [***] of, the total voting rights in TMC or Pangea on an as-converted basis; and (B) following the third (3rd) anniversary of the closing of the TMC Sale (in the case of the Initial Restricted Period) or a Subsequent Bain Transaction (in the case of the Subsequent Restricted Period), a Transfer of Equity Interests or voting rights in Pangea, TMC, or any entity Controlling TMC or Pangea by Bain Capital to [***] or any of its Affiliates in an amount up to the [***], in the aggregate, of the total Equity Interests in TMC or Pangea on a fully diluted and as converted basis; or

(iv) a transaction constituting a Change of Control of TMC, Pangea or any of their respective Subsidiaries that results in Control of TMC, Pangea or any of their Subsidiaries by a Competitor.

(b) (i) Notwithstanding anything herein to the contrary, in no event shall the Parties permit (A) any of [***], [***] or [***] to own or hold, or have the right to acquire, any Equity Interests or voting rights in TMC if any of [***], [***] or [***] own or hold, or have the right to acquire, any Equity Interests or voting rights in Pangea and (B) any of [***], [***] or [***] be permitted to own or hold, or have the right to acquire, any Equity Interests or voting rights in Pangea if any of [***], [***] or [***] own or hold, or have the right to acquire, any Equity Interests or voting rights in TMC.

(ii) As a condition to any Transfer or issuance of Equity Interests or voting rights in TMC, Pangea or an Investment Vehicle, the transferor (or issuer) shall, and TMC shall cause any Subsidiary that is a transferor or issuer to, cause any Transferee to enter into an agreement with TMC or Pangea, as applicable, that requires such Transferee, subject to the other provisions of Section 3.1, to comply with the restrictions on Transfer set forth herein, and other provisions provided in Sections 3.2(a) and 3.2(b) (the “Transfer Restrictions”), which agreement shall provide that WD and SanDisk are intended third-party beneficiaries of the Transferee’s obligation to abide by the Transfer Restrictions with direct rights of enforcement against such Transferee, provided that after the Transferee enters into an agreement with TMC to accede to the Transfer Restrictions, the transferring shareholder will not have any obligation or liability relating to, arising out of, or in connection with a Transferee’s failure to comply with the Transfer Restrictions and TMC or Pangea, as applicable, shall provide WD a copy of such agreement upon execution thereof.

(c) For purposes of Section 3.2, any reference to a “Subsidiary” shall only include a Subsidiary that, directly or indirectly, holds, owns or Controls JV Rights.

(d) Upon the consummation of an initial public offering of TMC or Pangea or any entity Controlling TMC or Pangea or, if required by the applicable Qualified Exchange, not more than thirty (30) days prior to the anticipated consummation of such initial public offering on a Qualified Exchange, the Parties agree that the terms of this Section 3.2 will be deemed amended to the limited extent necessary for the issuer to comply with the listing requirements imposed by such Qualified Exchange on such issuer and in a manner that preserves the Transfer Restrictions hereunder to the maximum extent permissible; provided, that if an initial public offering is not consummated within forty five (45) days following the date on which the Transfer Restrictions were deemed modified, the Transfer Restrictions shall be deemed reinstated retroactively to the date of such deemed modification.

(e) Notwithstanding anything to the contrary set forth in this Agreement, the restrictions set forth in this Section 3.2 shall have no force or effect following the termination of the SPA; provided, however, that if a Subsequent Bain Transaction is consummated, the restrictions set forth in this Section 3.2 shall apply during the Subsequent Restricted Period applicable to such Subsequent Bain Transaction.

3.3 TSB and TMC Consents. TSB and TMC each hereby irrevocably consents to, and shall cause its Subsidiaries to irrevocably consent to:

(a) the granting of any first priority Lien to a third party senior lender to secure indebtedness covering or securing (i) any assets of WD (other than the JV Shares), (ii) any Equity Interests in or any assets of any of its Subsidiaries (other than the JV Shares), regardless of whether WD or such Subsidiaries owns any JV Shares or is a party to any Existing Agreement and (iii) solely in connection with a pledge of a material portion of those assets of WD and its Subsidiaries that are not Collaboration Assets, if any, the JV Shares; provided, that no such lender may enforce any Lien securing such indebtedness that would result in a direct or indirect Transfer of JV Shares unless, after giving effect to such enforcement action, a single Person, together with such Person’s Subsidiaries, holds or owns all Collaboration Assets held or owned by WD and its Subsidiaries, as of immediately prior to such enforcement; provided further, that no such Lien may be granted on or with respect to JV Rights (other than the JV Shares (pursuant to this Section 3.3(a)) held by WD or its Subsidiaries) or the assets, property or rights of the JVs; and

(b) for the avoidance of doubt and without imposing or implying any additional obligations under any Existing Agreement or any Transaction Document, any issuance of Equity Interests in WD or an entity Controlling WD and any primary or secondary offering or trading of such Equity Interests.

3.4 Immediate Effectiveness. Concurrent with the execution of this Agreement, the applicable Parties will execute or cause to be executed the Y6 Facility Agreement in the form of Exhibit G (the “Y6 Facility Agreement”), the FAL Commitment and Extension Agreement in the form of Exhibit H (the “FAL

Extension”), the FFL Commitment and Extension Agreement in the form of Exhibit I (the “FFL Extension”), the Amendment to FPL Commitment and Extension Agreement in the form of Exhibit J (the “FPL Extension Amendment”), the Parent Guarantee and Undertaking as to Collaboration in the form of Exhibit K (the “Undertaking”), the Termination Agreement in the form of Exhibit L (the “Termination Agreement”), the Patent Cross License Agreement between WD and TMC in the form of Exhibit M (“[***]”), the Patent Cross License Agreement between WD and TSB in the form of Exhibit N (“[***]”), the Amended and Restated Joint Memory Development Yokkaichi Agreement in the form of Exhibit O (the “Amended JMDY Agreement”) and the Y6 Mutual Contribution and Environmental Indemnification Agreement in the form of Exhibit P (the “Y6 MCEIA”, and together with the Y6 Facility Agreement, the FAL Extension, the FFL Extension, the FPL Extension Amendment, the Undertaking, the Termination Agreement, [***] and the Amended JMDY Agreement, the “Transaction Documents”), and the Transaction Documents shall each become effective immediately upon such execution.

3.5 Termination of FFL Transition Agreement. The Transition Agreement, by and among TMC, on one side, and SanDisk Flash and SanDisk LLC, on the other side, dated as of July 13, 2010, is hereby terminated in its entirety without any liability, obligation, cost or expense owing to either party and shall be of no further force or effect.

3.6 Effect of Transfer. Except as otherwise set forth in this Agreement, the conditions for Transfer, admission and/or withdrawal, to the extent applicable, set out in any Existing Agreement, including for the avoidance of doubt, Article 9 and Section 4.1(a)(ix) of the applicable JV’s Operating Agreement and Section 5.1(b) of the applicable JV’s Master Agreement, shall continue to apply.

3.7 Change of Control.

(a) The Parties acknowledge and agree, that notwithstanding anything to the contrary in this Agreement or the Existing Agreements, from and after the date hereof, for purposes of Sections 4.1(a)(ix) and 9.1(a) of each Operating Agreement and Section 5.1(b) of each Master Agreement, a “Change of Control” for which consent is not required shall be deemed to refer only to a Change of Control of any Memory Business Owner.

(b) WD and each of its Subsidiaries may Transfer without consent any Collaboration Assets or Collaboration Liabilities of WD or any of its Subsidiaries (other than [***] and the Undertaking) to WD or one or more of WD’s wholly-owned Subsidiaries; provided, that WD shall provide TMC with reasonable prior notice of any such Transfer by WD or any such Subsidiaries.

(c) TMC and each of their respective Subsidiaries may Transfer without consent any Collaboration Assets or Collaboration Liabilities of TMC or any of its Subsidiaries (other than [***]) to TMC or one or more of TMC’s wholly-owned Subsidiaries; provided, that TMC shall provide WD with reasonable prior notice of any such Transfer by TMC or any such Subsidiaries.

(d) A Memory Business Owner and each of its Subsidiaries may Transfer without consent any Collaboration Assets or Collaboration Liabilities of such Memory Business Owner or any of its Subsidiaries (other than [***]) to such Memory Business Owner or one or more of such Memory Business Owner’s wholly-owned Subsidiaries; provided, that such Memory Business Owner shall provide the other

Memory Business Owner with reasonable prior notice of any such Transfer by such Memory Business Owner or any such Subsidiaries.

(e) Subject to Sections 3.1 and 3.3, notwithstanding anything in this Agreement or any Collaboration Agreement to the contrary:

(i) no Collaboration Assets of any Person or its Affiliates may be sold, disposed of or otherwise transferred, by any means, to any unaffiliated third party, unless all Collaboration Assets (which need not include [***] and the Undertaking, but subject to Section 3.7(f) with respect to [***]) of such Person and its Affiliates are sold, disposed of or otherwise transferred to a Person pursuant to a Change of Control permitted by Section 3.7(a); provided, that the foregoing shall not limit any Person’s right to sell, dispose of or otherwise transfer any assets (other than its JV Rights and Collaboration Agreements), in the ordinary course of business consistent with past practice, so long as such Person and its Affiliates remain able to satisfy and discharge such Person’s and its Affiliates’ Collaboration Liabilities;

(ii) a Person that acquires Control of a Memory Business Owner (a “Memory Business Acquiror”) shall not itself have any rights or obligations under any Collaboration Agreement to which such Memory Business Owner or any of its Subsidiaries is a party unless (A) such Memory Business Owner is a wholly-owned Subsidiary of such Memory Business Acquiror, (B) such Memory Business Acquiror has agreed in writing to be bound to the terms of both (1) this Section 3.7 for the benefit of all counterparties to such Collaboration Agreements and (2) Sections 2.2 and 3.6 of the Undertaking for the benefit of all counterparties to the Undertaking (notwithstanding any termination of the Undertaking due to such acquisition of Control, for the period during which such Sections shall remain in effect in accordance with the term thereof, notwithstanding such termination), and (C) either (1) such Collaboration Agreement is assigned to and assumed by such Memory Business Acquiror in accordance with such Collaboration Agreement’s terms or as otherwise agreed by the counterparty(ies) to such Collaboration Agreement or (2) such Memory Business Acquiror has agreed with the counterparty(ies) to such Collaboration Agreement to an undertaking or other arrangement governing such Memory Business Acquiror’s participation in such Collaboration Agreement; and

(iii) no Person shall be required to give notice hereunder in connection with the transfer or termination of any employee of such Person.

(f) [***] shall be assigned to a Memory Business Owner upon and effective as of the closing of a Change of Control of such Memory Business Owner in accordance with Section 3.7(a).

(g) From and after the Effective Date, TSB will not Transfer any of its Collaboration Assets except: (i) for the actions described in Section 4.1, (ii) for direct Transfers of its Collaboration Assets as permitted by Sections 3.1(a)(i), 3.1(a)(vii), or 3.1(a)(viii), (iii) for indirect Transfers of its Collaboration Assets as permitted by Sections 3.1(a)(ii), 3.1(a)(iii), 3.1(a)(iv), or 3.1(a)(v) (to the extent TMC is a Memory Business Owner in the case of Section 3.1(a)(v)), (iv) for the granting of any Lien by TSB as permitted by Sections 3.1(a)(ix) or 3.1(a)(x), (v) as permitted by Section 3.7, and (vi) for any Transfer of assets (other than JV Rights and Collaboration Agreements) made in the ordinary course of business, consistent with past practice.

(h) TMC represents and warrants to WD that, as of the completion of the actions described in Section 4.1 hereof, and as of immediately following the closing of the TMC Sale, TMC, or a wholly-owned Subsidiary of TMC, will (i) hold or own all Collaboration Assets that, prior to the completion of such actions, or, immediately prior to the closing of the TMC Sale, were held or owned by TSB and its Affiliates and (ii) be a Memory Business Owner.

(i) The Parties agree that, other than as expressly set forth in subsections (b), (c) and (d) of this Section 3.7, nothing in subsections (b), (c) and (d) of this Section 3.7 shall eliminate, alter or limit in any way (i) the Transfer Restrictions or (ii) any of the obligations under the Existing Agreements or Transaction Documents to obtain consent prior to making any Transfers.

(j) For purposes of clarity and the avoidance of doubt, and without limiting any portion of the other subsections of this Section 3.7, the Parties hereby agree (i) that each party to the Master Agreement of a JV, the Operating Agreement of a JV, the New Y2 Facility Agreement and the Y6 Facility Agreement, must at all times be an Affiliate of a party or parties that owns Equity Interests of each JV; and (ii) no JV Shares of a JV may be owned by any party that is not a party to the Operating Agreement and Master Agreement pertaining to such JV; provided, that (x) each party to any Operating Agreement may assign such Operating Agreement to a wholly-owned Subsidiary of a Memory Business Owner that Controls such party so long as such party also assigns all its JV Shares in the applicable JV to such wholly-owned Subsidiary and (y) in connection with the actions permitted by this Section 3.7, upon the request of any party to any Master Agreement, the other party(ies) to such Master Agreement shall consent to the joinder as a party to such Master Agreement (with all the same rights and obligations of the requesting party) of a wholly-owned Subsidiary of such requesting party to which such requesting party assigns its JV Shares in the JV to which such Master Agreement pertains; and provided, further, that giving effect to the foregoing assignments and joinders, neither Memory Business Owner shall have more than two parties to any given Master Agreement (whether as a party itself or through its Subsidiary).

4. Further Assurances.

4.1 JV Share Transfers.

(a) TSB and TMC covenant to WD and SanDisk that, within thirty (30) days after the Effective Date, TSB will have completed the (i) transfer to TMC of all of TSB’s right, title and interest in, to and under the JV Shares and (ii) assignment of all of TSB’s right, title and interest in, to and under the Existing Agreements to TMC and the assumption by TMC of all of TSB’s obligations and liabilities under the Existing Agreements.

(b) Each of TSB, TMC, WD and SanDisk shall, and shall cause its Subsidiaries and the JVs to, cooperate with each Party (and its Subsidiaries and the JVs), take such further actions, execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and obtain such further approvals and grant or obtain such further consents, as may be reasonably required or requested by any Party, whether pursuant to the Existing Agreements, the JV Articles of Incorporation, or applicable Law, to effectuate any matter within the scope and to the extent of the consents set forth in Section 3, including the transfer of TSB’s JV Rights to TMC.

4.2 Acknowledgement. Notwithstanding anything to the contrary in any Collaboration Agreement (including Section 9.1(a) of each Operating Agreement), except to the extent such Collaboration Agreement by express reference to this Section 4.2 expressly provides otherwise, but subject to the terms of the Undertaking, the Parties acknowledge and agree that:

(a) once TMC is no longer a Subsidiary of TSB, TSB and its Subsidiaries (other than TMC and its Subsidiaries) shall no longer be responsible for any obligations under any Collaboration Agreement to which TMC (or a directly or indirectly wholly owned Subsidiary of TMC) is a party; provided, however: (i) the foregoing shall not relieve TSB and its Subsidiaries from any liability for any breach of any agreement prior to the time at which TMC ceases to be a Subsidiary of TSB and (ii) TSB and its Subsidiaries shall remain bound by any obligations of TMC or any of its Subsidiaries under the Collaboration Agreements to protect and maintain the confidentiality of confidential information;

(b) once a WD Memory Business Owner is no longer a Subsidiary of WD as a result of a Change of Control permitted under Section 3.7(a), WD and its Subsidiaries (other than such WD Memory Business Owner and its Subsidiaries) shall no longer be responsible for any obligations under any Collaboration Agreement which such WD Memory Business Owner (or a directly or indirectly wholly owned Subsidiary of such WD Memory Business Owner) is a party; provided, however: (i) the foregoing shall not relieve WD and its Subsidiaries from any liability for any breach of any agreement prior to such Change of Control and (ii) WD and its Subsidiaries shall remain bound by any obligations of such WD Memory Business Owner or any of its Subsidiaries under the Collaboration Agreements to protect and maintain the confidentiality of confidential information;

(c) once a TMC Memory Business Owner is no longer a Subsidiary of TMC as a result of a Change of Control permitted under Section 3.7(a), TMC and its Subsidiaries (other than such Memory Business Owner and its Subsidiaries) shall no longer be responsible for any obligations under any Collaboration Agreement to which such TMC Memory Business Owner (or a directly or indirectly wholly owned Subsidiary of such TMC Memory Business Owner) is a party; provided, however: (i) the foregoing shall not relieve TMC and its Subsidiaries from any liability for any breach of any agreement prior to such Change of Control and (ii) TMC and its Subsidiaries shall remain bound by any obligations of such TMC Memory Business Owner or any of its Subsidiaries under the Collaboration Agreements to protect and maintain the confidentiality of confidential information; and

(d) once a Memory Business Owner is no longer a Subsidiary of a Person that, immediately prior to a Change of Control permitted under Section 3.7(a), Controlled such Memory Business Owner, such previously Controlling Person and its Subsidiaries (other than such Memory Business Owner and its Subsidiaries) shall no longer be responsible for any obligations under any Collaboration Agreement to which such Memory Business Owner (or a directly or indirectly wholly-owned Subsidiary of such Memory Business Owner) is a party; provided, however: (i) the foregoing shall not relieve any such previously Controlling Person and its Subsidiaries from any liability for any breach of any agreement occurring prior to such Change of Control and (ii) such previously Controlling Person and its Subsidiaries will remain bound by any obligations of such Memory Business Owner or any of its Subsidiaries under the Collaboration Agreements to protect and maintain the confidentiality of confidential information.

5. End of Access Restrictions. Commencing on the execution of the Undertaking, TSB and TMC shall cease the Access Restrictions. TSB and TMC each hereby acknowledges that upon the execution of the Undertaking, Section 1.8 of the Undertaking shall apply with respect to access by WD and its Subsidiaries (and its and their employees) to certain facilities, databases and information to which TMC restricted access by implementing the Access Restrictions. TSB and TMC each agrees to abide by Section 1.8 of the Undertaking from the execution of the Undertaking.

6. Representations and Warranties. Each Party represents and warrants to the other Parties that, as of the Effective Date:

6.1 Organization and Standing. It is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is organized.

6.2 Authority; Enforceability. It has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. All proceedings required to be taken by it to authorize the execution, delivery and performance of this Agreement have been properly taken. This Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

6.3 No Conflict. The execution, delivery and performance of this Agreement by it do not and will not (a) breach, violate or conflict with any provision of its charter documents as amended to date or (b) conflict with or violate any Law applicable to it.

6.4 No Assigned Claims. It has not assigned to any third party any Claim that is otherwise within the scope of the release it is giving under this Agreement.

7. Confidentiality.

7.1 Confidentiality of Agreement. No Party shall, or shall permit any of its Affiliates to, without the prior written consent of the other Parties, issue any public statement, release, announcement or other document, or otherwise publicly disclose or file, all or any part of this Agreement or any description or terms or conditions hereof, except as may be required by applicable Law, including as required to be disclosed by applicable securities or other Laws, provided, that notwithstanding anything herein to the contrary, the Party required to make a disclosure shall, prior to any such disclosure required by the U.S. Securities and Exchange Commission or the Financial Services Authority of Japan, provide the other Parties with notice which includes a copy of the proposed disclosure and consider in good faith such other Parties’ timely input with respect to such disclosure, and, in the case of disclosures or filings required pursuant to Laws other than the Laws and regulations of the U.S. Securities and Exchange Commission or Financial Services Authority of Japan, the Party required to make the applicable disclosure or filing shall cooperate with the other Parties, to the fullest extent practicable under applicable Law, in obtaining any confidential treatment for such disclosure or filing requested by the other Parties prior to making such disclosure or filing, to the extent practicable. Each Party shall use its commercially reasonable efforts to grant or deny any consent required under this Section 7 with respect to the Laws, other than the Laws and regulations of the U.S. Securities and Exchange Commission and the Financial Services Authority of Japan, within five (5) Business Days of receipt of written request by any other Party; provided, however, that a Party’s failure to respond within said time period shall not be deemed to constitute such Party’s consent.

7.2 Public Announcements. Subject to Section 7.1, the contents and timing of the initial public announcement regarding this Agreement and/or the subject matter hereof shall be mutually agreed between the Parties prior to the public release of such announcement, and any further public announcements, by or on behalf of a Party shall not be inconsistent with public announcements previously agreed upon by the Parties; provided, however, notwithstanding the foregoing, each Party will be allowed to respond publicly to third party inquiries regarding this Agreement and the subject matter hereof in a manner consistent with any public filings pursuant to Section 7.1 made by such Party. Nothing in this Section 7.2 shall be construed as restricting any Party’s confidential communications with third parties (including Governmental Authorities or regulators), and in no event shall any Party have any liability or obligation to any other Party with respect thereto.

8. Additional Commitments and Representations.

8.1 Disclosure of [***] and [***] Arrangements. Except for true, correct and complete copies of contracts disclosed to WD prior to the date hereof, there are no other contracts, whether written or oral, in effect or contemplated, as of the date hereof, to be in effect between TSB, TMC, or any of their Affiliates as of the date hereof, on the one hand and [***] or [***] on the other hand, relating to the ownership, voting, Transfer or Control of Equity Interests in any member of the TMC Group.

8.2 Pangea Shareholders Agreement. TSB has disclosed to WD a true, correct and complete copy of the term sheet for the Pangea Shareholders Agreement. From the closing of the TMC Sale or Subsequent Bain Transaction until the earlier of (a) [***] following the closing of the TMC Sale or Subsequent Bain Transaction and (b) an initial public offering of TMC or Pangea or any entity Controlling TMC or Pangea, TSB shall cause a shareholders’ agreement to be executed by all holders of Equity Interests in TMC or a Person of whom TMC is a wholly-owned Subsidiary which shall be effective as of the closing of the TMC Sale or a Subsequent Bain Transaction, and which shall contain a prohibition on Transfer of Equity Interests in TMC or a Person of whom TMC is a wholly-owned Subsidiary by any holder thereof, which prohibition shall require the approval of both of TSB (for so long as TSB holds at least [***] of the Equity Interests or voting rights in Pangea) and Bain Capital to amend, waive, modify, or grant any consent with respect thereto.

8.3 [***]

9. Term and Termination.

9.1 Term. This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until terminated by written agreement of all of the Parties.

9.2 Survival. Sections 1, 2, 3, 4, 7, 9.2, 10 shall survive any expiration or termination of this Agreement.

10. Miscellaneous.

10.1 Entire Agreement. This Agreement, together with the exhibit(s) and schedules hereto, constitute the entire agreement of the Parties to this Agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

10.2 Undertaking as to Affiliate Obligations. Each Party shall cause all covenants, conditions and agreements that are required to be performed, observed or satisfied by any of its Affiliates under this Agreement to be fully and faithfully observed, performed and satisfied by such Affiliate, and shall not cause or permit to exist any breach or default of such covenants, conditions or agreements arising from such Affiliate’s action or inaction. Nothing expressed or implied in this Agreement shall be construed to create any right in any Person other than the Parties; provided, that (a) Bain Capital shall be a third party beneficiary under Sections 2.4 and 3.1(a)(x) and shall be entitled to rely upon and enforce such sections of this Agreement, but no other sections of this Agreement and (b) any Bain Consortium Member, Auction Participant or bank or other financial institution referenced in Section 2.2 shall be a third party beneficiary under Section 2.2 and shall be entitled to rely upon and enforce such section of this Agreement, but no other sections of this Agreement.

10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state, except where the application of Japanese law is mandatory.

10.4 Dispute Resolution; Arbitration. Any dispute concerning this Agreement shall be settled by confidential, binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce. Such arbitration shall be conducted in English. The awards of such arbitration shall be final and binding upon the parties thereto. Each Party will bear its own fees and expenses associated with the arbitration. Filing fees and arbitrator fees charged by the International Chamber of Commerce shall be borne equally by the claimant(s), on one hand, and the respondent(s), on the other hand, to such arbitration.

10.5 Equitable Relief. Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach or violation of, or failure to obtain consent when required under, this Agreement; provided, however, in the absence of exigent circumstances, the Parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach and resolve the subject dispute in accordance with the procedures set forth in Section 10.4.

10.6 Special Damages. IN THE ABSENCE OF ACTUAL FRAUD, IN NO EVENT SHALL ANY PARTY BE LIABLE TO OR BE REQUIRED TO INDEMNIFY ANY OTHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES UNDER THIS AGREEMENT (OR ANY AGREEMENT INTO WHICH THIS PROVISION IS INCORPORATED) FOR ANY SPECIAL, CONSEQUENTIAL,

INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA), WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

10.7 Relationship of the Parties. The Parties are independent contractors and no provision of or action pursuant to this Agreement shall constitute any Party acting as the direct or indirect agent or partner of any other Party for any purpose or in any sense whatsoever. Nothing contained in this Agreement is intended to, or shall be deemed to, create a partnership or fiduciary relationship between or among the Parties. No Party shall take a position contrary to this Section 10.7.

10.8 Official Language. The official language of this Agreement is the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the Parties nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under this Agreement. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

10.9 Interpretation.

(a) Treatment of Ambiguities. The Parties acknowledge that each Party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(b) References; Construction. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a section of, or an exhibit or a schedule to, this Agreement. The section headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and shall not, other than to define the capitalized terms defined therein, affect in any way the meaning or interpretation of this Agreement or any other agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole (including its exhibits and schedules), unless the context clearly indicates to the contrary. Any reference made in this Agreement to any Existing Agreement shall be deemed, unless the context clearly indicates to the contrary, to refer to such Existing Agreement as such Existing Agreement may be amended or supplemented from time to time. As referred to herein, all references to “Pangea” or “TMC” shall be deemed to include the surviving entity in the TMC Merger.

(c) Order of Precedence. To the extent that a provision in this Agreement expressly conflicts with an Existing Agreement, then the provisions of this Agreement will control as to such conflict; provided, however, that unless otherwise provided herein, the provisions of the Existing Agreement remain in effect.

10.10 Notices and Contact Information. All notices and other communications to be given or made under this Agreement shall be in writing and shall be deemed received (a) if delivered by hand, courier or overnight delivery service, when delivered, (b) if delivered by email, the earlier of (i) when the recipient, by an email sent to the email address for the sending party stated in this Section 10.10 or by a notice delivered by another method in accordance with this Section 10.10, acknowledges having received that email (provided, however, than an automatic “read receipt” will not constitute acknowledgement of an email for purposes of this Section 10.10(b)(i)) or (ii) when the email is delivered, if followed within two Business Days by delivery of a copy by hand, courier or overnight delivery service, or (c) five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address of such Party specified below (or at such other address as such Party shall designate by like notice):

(a) If to TSB:

Toshiba Corporation

1-1 Shibaura 1-chome

Minato-ku, Tokyo 105-8001

Telephone: [***]

Email: [***]

Attention: General Manager, Strategic Planning Div.

With a copy to:

Toshiba Corporation 1-1 Shibaura 1-chome Minato-ku, Tokyo 105-8001 Japan Telephone: [***] Email: [***]
Attention:	Group Manager, Group Relations Group Group Manager, Corporate Development Group General Manager, Legal Affairs Division

(b) If to TMC:

Toshiba Memory Corporation

1-1 Shibaura 1-chome

Minato-ku, Tokyo 105-0023 Japan

Telephone: [***]

Email: [***]

Attention: Executive Vice President, Chief Operating Officer

With a copy to:

Toshiba Memory Corporation

1-1 Shibaura 1-chome

Minato-ku, Tokyo 105-0023 Japan

Telephone: [***]

Email: [***]

Attention: General Manager, Legal Affairs Division

(c) If to WD:

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, CA 95119

Telephone: (408) 717-6000

E-mail: [***]

Attention: Chief Legal Officer

(d) If to SanDisk:

SanDisk LLC

c/o Western Digital Corporation

5601 Great Oaks Parkway

San Jose, CA 95119

Telephone: (408) 717-6000

E-mail: [***]

Attention: Chief Legal Officer

10.11 Assignment. Except as expressly provided herein, no Party may Transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of each of TSB, TMC, WD, and each of their respective successors (which consent may be withheld by such Party in such Party’s sole discretion), and any such purported transfer without such consent will be void.

10.12 Amendment and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each Party. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

10.13 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assignees.

10.14 Severability. If a provision of this Agreement or the application of any such provision is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement or (b) the legality, validity or enforceability in any other jurisdictions of that or any other provision of this Agreement. To the extent permitted by applicable Law, the Parties waive any provision of Law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Such provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable comes closest to the intention of the Parties underlying such illegal, invalid or unenforceable provision.

10.15 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one of each such counterpart. The exchange of copies of this Agreement and of signature pages by portable document format (.pdf) or other electronic format shall be deemed to be their original signatures for all purposes. This Agreement shall not become effective until one or more counterparts have been executed by each Party and delivered to the other Party.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

TOSHIBA CORPORATION		TOSHIBA MEMORY CORPORATION

By:	/s/ Satoshi Tsunakawa	By:	/s/ Yasuo Naruke
Name:	Satoshi Tsunakawa	Name:	Yasuo Naruke
Title:	Representative Executive Officer President and Chief Executive Officer	Title:	President and Chief Executive Officer

WESTERN DIGITAL CORPORATION		SANDISK LLC

By:	/s/ Michael C. Ray	By:	/s/ Michael C. Ray
Name:	Michael C. Ray	Name:	Michael C. Ray
Title:	Executive Vice President, Chief Legal Officer and Secretary	Title:	Sole Manager

SANDISK (CAYMAN) LIMITED		SANDISK (IRELAND) LIMITED

By:	/s/ Michael C. Ray	By:	/s/ Michael C. Ray
Name:	Michael C. Ray	Name:	Michael C. Ray
Title:	Director	Title:	Director

SANDISK FLASH B.V.

By:	/s/ Michael C. Ray
Name:	Michael C. Ray
Title:	Director

[Signature Page to Confidential Settlement and Mutual Release Agreement]

Exhibit A

Certain Definitions

Any capitalized term used, but not defined, in this Agreement shall have the meaning ascribed to such term in the New Y2 Facility Agreement (as defined below). As used in this Agreement:

“Affiliates” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, the Person specified, and “Control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing; provided, however, that the term Affiliate (a) when used in relation to any JV or Subsidiary thereof, shall not include any Party or its Affiliates, and (b) when used in relation to a Party or its Affiliates, shall not include any JV or Subsidiary thereof.

“Auction Participants” means all bidders in the Auction and their attorneys and consortium partners, excluding Bain Capital and any Bain Consortium Member.

“Bain Consortium” means the consortium formed in connection with the TMC Sale, consisting of Bain Capital; Hoya Corporation; Apple, Inc.; Kingston Technology Company, Inc.; Seagate; Dell Technology Inc.; and SK.

“Bain Consortium Member” means any person or entity comprising part of the Bain Consortium, including each person’s or entity’s respective Affiliates, and its and their respective successors, assignees, predecessors, funds, officers, directors, managers, partners, shareholders, employees, representatives, attorneys, advisors and agents, except Bain Capital.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California or Japan) on which commercial banks are open for business in the State of California or Tokyo, Japan.

“Change of Control” with respect to a Person means (i) a transaction or series of related transactions as a result of which more than 50% of the beneficial ownership of the outstanding common stock or other ownership interests of such Person (representing the right to vote for the board of directors or similar organization of such Person) is acquired by another Person or affiliated group of Persons, whether by reason of stock acquisition, merger, consolidation, reorganization or otherwise or (ii) the sale or disposition of all or substantially all of a Person’s assets to another Person or affiliated group of Persons.

“Claims” means any and all claims, counterclaims, demands, losses, payments, Liens, expenses (including attorneys’ fees), damages, liabilities, financial obligations, indemnification obligation, actions, causes of action, disputes, debts or obligations of every kind and nature, whether contractual, in law or in equity (including, without limitation, under the Japanese Civil Code, the laws of the State of California, the Uniform Commercial Code (as codified by each state of the United States of America), and/or the United Nations Convention on Contracts for the International Sale of Goods) past or present, direct or indirect, known or unknown, suspected or unsuspected, fixed or contingent, and whether several or otherwise.

“Collaboration” has the meaning set forth in the Undertaking.

“Collaboration Agreements” means the Existing Agreements, the Transaction Documents, and any other agreements entered into in connection with the Collaboration, including parent/JV loan agreements, in each case, other than [***].

“Collaboration Assets” means, [***].

“Competitor” means [***].

“Equity Interests” means, with respect to a Person, any common equity or common equity-equivalent interests or securities of such Person, including, any participating preferred securities, warrants, options or other rights to acquire any of the foregoing and debt securities that are or convertible into or exchangeable or exercisable for any of the foregoing.

“FAL Master Agreement” means that certain Flash Alliance Master Agreement, entered into by and among TSB, SanDisk Corporation and SanDisk Ireland, dated as of July 7, 2006.

“FAL Operating Agreement” means that certain Operating Agreement of Flash Alliance, Ltd., entered into by and between TSB and SanDisk Ireland, dated as of July 7, 2006.

“FFL Master Agreement” means that certain Flash Forward Master Agreement, entered into by and among TSB, SanDisk Corporation and SanDisk Flash, dated as of July 13, 2010.

“FFL Operating Agreement” means that certain Operating Agreement of Flash Forward, Ltd., entered into by and between TSB and SanDisk Flash, dated as of March 1, 2011.

“FPL Master Agreement” means that certain Flash Partners Master Agreement, entered into by and among TSB, SanDisk Corporation and SanDisk International Limited, dated as of September 10, 2004.

“FPL Operating Agreement” means that certain Operating Agreement of Flash Partners, Ltd., entered into by and between TSB and SanDisk International Limited, dated as of September 10, 2004.

“Governmental Authority” means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Person and any court or other tribunal); or (d) individual, Person or body (including any stock exchange) exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Initial Restricted Period” means, subject to Section 3.2(e), the period beginning as of the Effective Date and ending as of the earliest of (i) the termination of the SPA, (ii) the closing of a WD Competitor CoC, (iii) [***] (solely with respect to [***]) or the third (3rd) anniversary (with respect to [***]) of the closing of the TMC Sale, or (iv) [***] of the Effective Date.

“Investment Vehicle” means an entity, a principal purpose of which is investing in TMC or Pangea, including such an entity Controlled by Bain Capital.

“Intellectual Property” means, as applicable under each Existing Agreement or Transaction Document, any Patents, utility models, trademarks, service marks, trade names, copyrights, moral rights, applications for any of the foregoing, know-how, trade secrets, technology, mask work rights, software, technical, confidential or proprietary information, proprietary rights and processes, developments, ideas, inventions, test programs, test methods, configured and developed hardware, knowledge, research, invention disclosures, engineering notebooks, data, materials, licenses, and intellectual property or proprietary rights in or to any of the foregoing.

“JV Articles of Incorporation” means the Articles of Incorporation of FPL, FAL, and FFL, as may be amended from time to time.

“JV Rights”, with respect to any Person, means (a) all rights and obligations of such Person under the Existing Agreements and (b) such Person’s JV Shares.

“JV Shares” means any interest in FPL, FAL, or FFL as referenced in Section 9.1(a) of the FPL Operating Agreement, FAL Operating Agreement, and FFL Operating Agreement, respectively, including: (i) the equity interests in FPL described as “FP Units” in the FPL Master Agreement and “Units” in Appendix A to the FPL Master Agreement and in the FPL Operating Agreement, (ii) the equity interests in FAL described as “FA Shares” in the FAL Master Agreement and “Shares” in Appendix A to the FAL Master Agreement and in the FAL Operating Agreement, and (iii) the equity interests in FFL described as “FF Interests” in the FFL Master Agreement and “Interests” in Appendix A to the FFL Master Agreement and in the FFL Operating Agreement.

“Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes, (b) orders, decisions, judgments, awards or decrees; and (c) requests, guidelines or directives (whether or not having the force of law), in each case of any Governmental Authority of any applicable jurisdiction.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right with respect to such securities.

“Master Agreements” means the FAL Master Agreement, the FFL Master Agreement and the FPL Master Agreement.

“Memory Business Owner” means a Person, to the extent that (i) such Person, together with its wholly-owned Subsidiaries, holds or owns all of its and its Affiliates’ Collaboration Assets (which need not include [***] and the Undertaking, but subject to Section 3.7(f) with respect to [***]), (ii) such Person and/or one or more of its wholly-owned Subsidiaries is a party to all Collaboration Agreements (which need not include [***] and the Undertaking, but subject to Section 3.7(f) with respect to [***]) to which such Person or any of its Affiliates is a party, (iii) such Person, or one or more of its wholly-owned Subsidiaries, is responsible for, or has agreed to be responsible for, all liabilities and obligations of such Person and its Affiliates under the Collaboration Agreements (which need not include [***] and the Undertaking, but subject to Section 3.7(f) with respect to [***]) (such liabilities and obligations, “Collaboration Liabilities”), (iv) such Person or one or more of its wholly-owned Subsidiaries employs substantially all Persons employed by such Person or its Affiliates that are primarily engaged in performing any liabilities and obligations of such Person and its Affiliates under the Collaboration Agreements (which need not include [***] and the Undertaking) and (v) immediately following a Change of Control of such Person, such Person and its wholly-owned Subsidiaries continues to: (A) hold or own all Collaboration Assets that such Person and its wholly-owned Subsidiaries held or owned immediately prior to such Change of Control, or alternative Collaboration Assets such that such Person and its wholly-owned Subsidiaries remain able to satisfy and discharge such Person’s and its wholly-owned Subsidiaries’ Collaboration Liabilities; (B) be a party to each Collaboration Agreement to which such Person or any of its wholly-owned Subsidiaries was a party immediately prior to such Change of Control, or in each case to an alternative Collaboration Agreement or Collaboration Agreements agreed with the counterparty(ies) to such Collaboration Agreement; (C) be responsible for all liabilities and obligations under each Collaboration Agreement for which such Person or any of its wholly-owned Subsidiaries was liable immediately prior to such Change of Control or under any alternative Collaboration Agreement(s) entered in accordance with clause (B) above; and (D) employ (or otherwise contractually engage) substantially all Persons that such Person and its wholly-owned Subsidiaries employed immediately prior to such Change of Control that were, at such time, primarily engaged in performing any liabilities and obligations of such Person and its wholly-owned Subsidiaries under the Collaboration Agreements, or employ (or otherwise contractually engage) alternative Persons such that such Person and its wholly-owned Subsidiaries remain able to satisfy and discharge such Person’s and its wholly-owned Subsidiaries’ Collaboration Liabilities.

“New Y2 Facility Agreement” means that certain New Y2 Facility Agreement, entered into by and among TSB, SanDisk, and the JVs, dated as of October 20, 2015.

“Operating Agreements” means the FAL Operating Agreement, the FFL Operating Agreement and the FPL Operating Agreement.

“Pangea Financing Arrangement” means any contract entered into or proposed to be entered into by TMC, Bain Capital or any of their respective Affiliates for the purpose of financing the TMC Sale or for the operations or activities of TMC and its Subsidiaries, in each case, at the closing of the TMC Sale.

“Pangea Shareholders Agreement” means the shareholders agreement to be executed by and among BCPE Pangea Cayman, L.P., BCPE Pangea Cayman2, Ltd., TSB and Hoya Corporation in connection with the proposed acquisition by Pangea of TMC.

“Patent” means any type of patent, utility model, or design patent (including without limitation, originals or divisions, continuations, continuations-in-part, reissues, counterparts, substitutions, re-examinations, and extensions) or applications therefor in any country of the world.

“Person” means any individual or entity, including any private or public real estate operating company or real estate investment trust, exempted company, exempted limited partnership, private limited company, corporation, partnership, limited partnership, limited liability company, trust, charitable trust or other legal entity, wherever organized, or any unincorporated association or Governmental Authority.

“Qualified Exchange” means any of the internationally recognized stock exchanges based in Tokyo, New York, London, Hong Kong or Singapore.

[***]

“SK” means SK hynix, Inc. and its Affiliates; [***]

[***]

“Subsequent Bain Transaction” means, if the SPA is terminated, any direct or indirect acquisition (whether by merger, consolidation or otherwise) or ownership by Bain Capital, any Affiliates (as defined herein or as the term “Affiliate” is used in and construed under Rule 144 under the U.S. Securities Act of 1933, as amended) of Bain Capital, or any group or consortium that includes Bain Capital or an Affiliate of Bain Capital as a member (collectively, a “Subsequent Bain Acquiror”) of (i) any Equity Interests or voting rights in TMC or any of its Subsidiaries pursuant to a Transfer by TSB or any of its Affiliates to a Subsequent Bain Acquiror, (ii) any Equity Interests or voting rights in TMC or any of its Subsidiaries pursuant to an issuance by TMC or any of its Subsidiaries, (iii) any Equity Interests or voting rights in TMC or any of its Subsidiaries (including any Person that directly or indirectly holds or owns JV Rights), other than, in the case of this subclause (iii), any such acquisition or ownership by such Subsequent Bain Acquiror that does not result in or constitute TMC or any of its Subsidiaries being Controlled by such Subsequent Bain Acquiror, or (iv) substantially all of the assets of TMC or its Subsidiaries.

“Subsequent Restricted Period” means the period beginning as of the closing of a Subsequent Bain Transaction and ending as of the earliest of (i) the closing of a WD Competitor CoC, (ii) [***] (solely with respect to [***]) or the third (3rd) anniversary (with respect to [***]) of the closing of such Subsequent Bain Transaction, or (iii) [***] of the Effective Date.

“Subsidiary” of any Person means any other Person:

(i)	more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

(ii)

which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions (equivalent to those generally reserved for the board of directors of a corporation) for such other Person is, now or hereafter owned or Controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or Control exists; provided, however, that the term Subsidiary, when used in relation to a Party or any of its Affiliates, shall not include any JV or any of the JVs’ Subsidiaries or any new joint venture entity (or any Subsidiary of any such new joint venture entity) created as a result of a new agreement between WD or any of its Subsidiaries, on one side, and TMC or any of its Subsidiaries, on the other side, relating to the Collaboration.

“TMC Group” means TMC, Bain Capital and all of their respective Affiliates.

“TMC Memory Business Owner” means a Memory Business Owner that is, immediately prior to a Change of Control of such Memory Business Owner, Controlled by TMC or any of its Affiliates.

“Transfer” means any transfer, distribution in kind, sale, assignment, conveyance, creation of any Lien, or other disposal or delivery, including by dividend, distribution, merger, business combination, split-off, spin-off, consolidation or otherwise, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

“Transferee” means a transferee of Equity Interests in any Investment Vehicle, TMC, Pangea, any entity Controlling TMC or Pangea or any Subsidiary thereof, whether pursuant to an issuance, Transfer or otherwise.

“WD Competitor CoC” means a Change of Control of WD or any WD Memory Business Owner that results in WD or such WD Memory Business Owner being Controlled by a Competitor (other than WD).

“WD Memory Business Owner” means a Memory Business Owner that is, immediately prior to a Change of Control of such Memory Business Owner, Controlled by WD or any of its Affiliates

EXHIBIT A CERTAIN DEFINITIONS

EXHIBIT B EXISTING AGREEMENTS

EXHIBIT C PROCEEDINGS

EXHIBIT D WITHDRAWAL AND DISMISSAL PLEADINGS

EXHIBIT E MUTUAL RELEASE WITH BAIN CONSORTIUM MEMBERS

EXHIBIT F BAIN SETTLEMENT AGREEMENT

EXHIBIT G Y6 FACILITY AGREEMENT

EXHIBIT H FAL EXTENSION

EXHIBIT I FFL EXTENSION

EXHIBIT J FPL EXTENSION AMENDMENT

EXHIBIT K UNDERTAKING

EXHIBIT L TERMINATION AGREEMENT

EXHIBIT M PATENT CROSS LICENSE AGREEMENT BETWEEN WD AND TMC

EXHIBIT N PATENT CROSS LICENSE AGREEMENT BETWEEN WD AND TSB

EXHIBIT O AMENDED JMDY AGREEMENT

EXHIBIT P Y6 MCEIA

SCHEDULE 2.1 CORRESPONDENCE